Exhibit 10.29

Eastern Virginia Bankshares, Inc.

FORM OF

Restricted Stock Agreement

THIS AGREEMENT dated as of the <<grant date>>, between EASTERN VIRGINIA BANKSHARES, INC., a Virginia corporation (the “Company”), and <<name>> (“Participant”), is made pursuant and subject to the provisions of the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan (the “Plan”). All capitalized terms used in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

In consideration of the benefits which the Company expects to be derived from the services rendered to it and/or any Subsidiary by the Participant and of the covenants contained herein, the parties hereby agree as follows:

1.                  Award of Stock. Pursuant to the Plan, the Company, on <<grant date>>, (the “Award Date”), granted the Participant <<number>> shares of Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein (the “Award”). <<Number>> percent (<<percent>>%) of the Restricted Stock (i.e., <<number of shares of time-based restricted stock>>) shall become transferable and nonforfeitable (“Vested” or “Vesting”) over a period of time (“Time-Based Shares”), and the remaining <<number>> percent (<<percent>>%) of the Restricted Stock (i.e., <<number of shares of performance-based restricted stock >>) shall become Vested in connection with the performance of the Company (“Performance-Based Shares”), all as set forth further below. The Time-Based Shares and Performance-Based Shares collectively may be referred to as Restricted Stock as the context requires.

2.                  Restrictions. Except as provided in this Agreement, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.                  Terminology. The following terms have the following meanings for purposes of this Agreement:

(a)	“Cause” shall have the meaning set forth in the Participant’s Employment Agreement, if applicable, and if the Participant does not have an Employment Agreement or the Participant’s Employment Agreement does not define the term, “Cause” shall mean the Participant’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, or misappropriation of the Company’s assets (determined on a reasonable basis and solely by the Board of Directors) or those of a Subsidiary.

1

(b)	“Peer Group” means the financial institutions listed on Attachment A hereto, provided that any listed financial institution shall be eliminated if it is acquired or otherwise changes its structure or business such that it is no longer reasonably comparable to the Company (as determined by the Committee), and in the case of any such elimination, the Committee may or may not replace the eliminated financial institution with another financial institution which it considers reasonably comparable to the Company.

(c)	“Vesting Acceleration Event” means:

(i)	With respect to Time-Based Shares only, any of the following events occurring during the period in which any Time-Based Share is not Vested:

(A)	the Participant’s retirement, with the consent of the Board of Directors or its delegee, at or after age sixty-five (65) where there is no Cause (as defined above) for the Company to terminate the Participant’s employment;

(B)	the occurrence of a Change of Control (as defined in the Plan), provided the Participant has remained employed with the Company and/or a Subsidiary through the date the Change of Control occurs;

(C)	the Participant’s death; or

(D)	if the Participant does not have an Employment Agreement, the Participant’s termination of employment due to becoming disabled (as defined for purposes of Section 22(e)(3) of the Internal Revenue Code), or, if the Participant has an Employment Agreement, the Participant’s termination of employment due to becoming disabled (as defined in his or her Employment Agreement or, if not so defined, as defined for purposes of Section 22(e)(3) of the Internal Revenue Code).

For purposes of determining a Vesting Acceleration Event, an “Employment Agreement” means a written individual employment agreement, or if there is no employment agreement, then a written individual change of control agreement, as in effect on the Award Date between the Participant and the Company and/or a Subsidiary. If the Participant does not have such a written individual employment agreement or change of control agreement, the Participant is considered not to have an Employment Agreement for purposes hereof.

2

(ii)	With respect to Performance-Based Shares only, the occurrence of a Change of Control (as defined in the Plan) during the period in which any Performance-Based Share is not Vested, provided the Participant has remained employed with the Company and/or a Subsidiary through the date the Change of Control occurs and provided further the Committee consents to accelerated Vesting of the Performance-Based Shares.

4.                  Vesting in the Time-Based Shares. Subject to earlier Vesting or forfeiture as provided below, the Participant’s interest in 100% of the Time-Based Shares shall become Vested on the following dates, provided the Participant remains employed with the Company and/or a Subsidiary from the Award Date through such respective dates:

Date	Percentage of Time-Based Shares Vesting

<<vesting schedule>>	<<percentage>>

5.                  Vesting in the Performance-Based Shares.

(a)	Subject to earlier Vesting or forfeiture as provided below, the Participant’s interest in 100% of the Performance-Based Shares shall become Vested on <<vesting date>>, provided the Participant remains employed with the Company and/or a Subsidiary from the Award Date through such date, if and only if certain minimum performance measures are satisfied as described under this Paragraph 5.

(b)	Vesting of the Performance-Based Shares will be determined by the Company’s <<financial measures, such as earnings per share and/or return on assets>> ranking for the <<performance period>> (the “Performance Period”) compared to the <<relevant financial measure(s)>> for the Peer Group (see Attachment A) as follows, where Vesting in the Performance-Based Shares is equal to the number of the Performance-Based Shares multiplied by the Vesting percentage below:

[Higher of] <<relevant financial measures>> Ranking	Vesting Percentage for Performance-Based Shares

<<rank>> and above	100%
<<rank>> up to but excluding <<rank>>	50%
below <<rank>>	0%

[FOR USE WHEN MORE THAN ONE FINANCIAL MEASURE IS INCLUDED: The [higher] <<weighting of the relevant financial measures>> will determine the Vesting percentage (for example, if the Company’s <<relevant financial measure>> ranking is above <<rank>> and the <<relevant financial measure>> ranking is below <<rank>>, the Vesting percentage is <<vesting percentage>>).] If the relevant ranking is above <<rank>>, but less than <<rank>>, the Vesting percentage shall not be subject to interpolation (for example, the Vesting percentage is 50% whether the ranking is <<rank>> or <<rank>>).

3

(c)	All determinations regarding Vesting and entitlement to the Performance-Based Shares under this Paragraph 5 shall be made and certified to in writing by the Committee during the first 90 days of the calendar year following the end of the Performance Period. If the Committee determines that all or any portion of the Performance-Based Shares shall not become Vested, such Performance-Based Shares (or portion thereof) shall be forfeited as of the date of the Committee’s determination.

6.                  Vesting Acceleration Events. Upon the occurrence of a Vesting Acceleration Event defined in Paragraph 3(c)(i), any Time-Based Shares that are not then Vested shall immediately become Vested. Upon the occurrence of a Vesting Acceleration Event defined in Paragraph 3(c)(ii) that is consented to by the Committee, any Performance-Based Shares that are not then Vested shall immediately become Vested.

7.                  Forfeiture. Except in connection with a Vesting Acceleration Event defined in Paragraph 3(c) of this Agreement or as provided in Section 13.3 of the Plan, all shares of Restricted Stock that are not considered Vested by or at the cessation of the Participant’s employment with the Company or a Subsidiary (or both in the case of dual employment) shall be forfeited to the Company on the date of cessation of the Participant’s employment.

8.                  Shareholder Rights. Subject to Paragraph 14, the Participant will have all the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to receive all dividends or other distributions on (other than dividends or distributions which are paid in shares of Common Stock) and to vote the Restricted Stock; provided, however, that (i) the Participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate the Restricted Stock prior to Vesting, otherwise than, for Time-Based Shares only, by will or by the laws of descent and distribution or pursuant to a beneficiary designation made under the Plan, (ii) the Company shall retain custody of the certificates evidencing shares of the Restricted Stock issued in certificated form as provided in Paragraph 9, and (iii) the Participant will deliver a stock power in accordance with Paragraph 10. If, prior to Vesting, any such dividends or other distributions are paid in shares of Common Stock with respect to the Restricted Stock, such shares shall be registered in the name of the Participant and deposited with the Company as provided in Paragraph 9 if issued in certificated form, and shall be subject to the same restrictions on transferability and the same rules for custody as the Restricted Stock with respect to which they were paid.

9.                  Custody of Certificates; Legend. Custody of stock certificates evidencing the Restricted Stock (if the Restricted Stock is issued in certificated form) shall be retained by the Company so long as the Restricted Stock is not Vested. The Company shall place a legend in substantially the following form on each such stock certificate and shall make Restricted Stock issued in book-entry or electronic form subject to a legend in substantially the following form:

4

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<grant date>>. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Equity Plan Administrator of Eastern Virginia Bankshares, Inc.

The Company shall remove such restrictive legend and deliver to the Participant the stock certificate or certificates (or cause the Company’s transfer agent to make an appropriate book-entry or electronic notation) as soon as practicable after the Restricted Stock becomes Vested.

10.              Stock Power. The Participant, by execution of this Agreement (which shall constitute the stock power contemplated in Paragraph 8), shall be deemed to appoint, and does so appoint, the Secretary of the Company, with full power of substitution, as the Participant’s attorney(s) in fact with power and authority in the name and on behalf of the Participant to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Company hereunder) to the Company, or any adjustment to the number of shares of Restricted Stock pursuant to Paragraph 14 below, as may be required pursuant to the Plan or this Agreement and to take any action and execute such documents and instruments, including without limitation stock powers, as the Company or its representatives deem necessary or advisable in connection with any such transfer or adjustment.

11.              Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or of the Plan may entitle the Participant to a fractional share, such fraction shall be disregarded.

12.              Taxes. The Company shall have the right to retain and withhold the amount of taxes (at the statutorily required rates) required by any government to be withheld or otherwise deducted and paid with respect to the Award. At its discretion, the Committee may require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and the Company may withhold any distribution in whole or in part until the Company is so reimbursed. In accordance with procedures established by the Committee or its delegee, the Participant or any successor in interest may elect to have the Company retain and withhold a number of Vested shares of Restricted Stock having a Fair Market Value equal to the amount required to be withheld and cancel any such shares so withheld, in order to satisfy the Company’s withholding obligations. In accordance with procedures established by the Committee or its delegee, the Participant or any successor in interest is also authorized to deliver shares of the Company’s Common Stock having a Fair Market Value equal to the amount required to be withheld, in order to satisfy the Company’s withholding obligations. The value of any Vested shares or Common Stock so withheld or delivered shall be based on the Fair Market Value of the shares on the date that the amount of tax to be withheld is determined. All elections by the Participant shall be irrevocable and made in writing in such manner as determined by the Committee or its delegee in advance of the day that the transaction becomes taxable. In the event the Participant does not deliver or elect to have the Company retain and withhold shares as described in this Paragraph 12, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company (or a Subsidiary) to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes.

5

13.              No Right to Continued Employment. This Agreement does not confer upon the Participant any right with respect to continued employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company to terminate the Participant’s employment at any time (subject to the terms of the Participant’s Employment Agreement, if applicable).

14.              Change in Capital Structure. In accordance with the terms of the Plan, the terms of the Award shall be adjusted as the Board of Directors or the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits or combinations, spin-offs, recapitalizations, mergers or other similar changes in capitalization.

15.              Governing Law. This Agreement and the Award shall be governed by the laws of the Commonwealth of Virginia.

16.              Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

17.              Participant Bound by Plan; Prospectus. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Participant also hereby acknowledges receipt of a prospectus for the Plan.

18.       Clawback. The Award (whether Vested or not Vested) shall be subject to such recovery or clawback as may be required pursuant to any applicable law or regulation, any applicable listing standard of any national securities exchange or system or the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, which could in certain circumstances require repayment or forfeiture of the Restricted Stock or any shares or other cash or property received with respect to the Restricted Stock (including any value received from a disposition of the Restricted Stock after it has become Vested).

19.              Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representative of the Participant and the successors of the Company.

To evidence its grant of the Restricted Stock and the terms, conditions and restrictions thereof, the Company has signed this Agreement as of the Award Date. This Agreement shall not become legally binding unless the Participant has accepted this Agreement within thirty (30) days after the Award Date (or such longer period as the Chairman of the Committee may accept) pursuant to such means as the Committee or its delegee may permit. If the Participant fails to timely accept this Agreement, the grant of the Restricted Stock shall be cancelled and forfeited ab initio.

6

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

EASTERN VIRGINIA BANKSHARES, INC

Date: <<grant date>>	By

(Printed Name and Title)

<<name>>

Date: __________________________

(Printed Name)

7

Attachment A

Listing of Peer Group

<<list of peer financial institutions>>

8